EX-10.1

AMENDMENT NO. 1 TO
NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of May 1, 2023, and amends that certain Note and Warrant Purchase Agreement, dated as of February 21, 2023 (as may be further amended or modified from time to time, the “Agreement”), by and among Gelesis Holdings, Inc. a Delaware corporation (the “Company”), Gelesis, Inc., a Delaware corporation (the “Co-Issuer”), Gelesis 2012, Inc., a Delaware corporation (“Gelesis 2012”), and Gelesis, LLC, a Delaware limited liability company (together with Gelesis 2012, any other grantors party to the Security Agreement from time to time, the Company and the Co-Issuer, the “Note Parties”), and PureTech Health LLC (the “Initial Investor”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Initial Investor owns $5.0 million principal amount of the Notes, which are all of the Notes that have been issued pursuant to the Agreement prior to this Amendment;

WHEREAS, pursuant to Section 2.2 of the Agreement, at the Company’s option at any time after the Additional Notes Purchase Conditions are first satisfied (unless otherwise waived by the Initial Investor), in return for Consideration in the amount of up to $5.0 million paid by the Initial Investor, the Company shall sell and issue to the Initial Investor, and the Initial Investor shall purchase from the Company Additional Notes in an aggregate principal amount of up to $5.0 million;

WHEREAS, pursuant to Section 7 of the Agreement, the obligations of each purchaser to purchase Notes at any Closing are subject to the fulfillment, on or before such Closing, of certain conditions (unless such conditions are otherwise waived);

WHEREAS, the shares of Common Stock of the Company have been delisted from the New York Stock Exchange and the requirement to obtain Stockholder Approval set forth in Section 10.2(b) of the Agreement is therefore no longer applicable as a covenant or agreement of the Company under the Agreement, or as condition to the performance by any party of the Agreement;

WHEREAS, pursuant to Section 14.8 of the Agreement, subject to certain limitations, the Agreement may be amended and the observance of any term of the Agreement may be waived with the written consent of the Company and the holders of a majority in principal amount of the Notes outstanding; and

WHEREAS, the Company desires to sell and issue to the Initial Investor, and the Initial Investor desires to purchase from the Company, $2.0 million aggregate principal amount of the Additional Notes, and the Initial Investor desires to waive the Additional Notes Purchase Conditions with respect to such issuance, but not with respect to future issuances, and the Initial Investor desires to amend the Additional Notes Purchase Conditions as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

US-DOCS\139956907.10

1.
Amendments.

(a) Section 1(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Additional Notes Purchase Conditions” shall mean all of the following: (i) the Company and the Initial Investor, in its sole discretion, shall have agreed upon a satisfactory Operating Plan for the Company; (ii) the Company shall have successfully completed and submitted to the FDA a usability study with respect to the reclassification of the Company’s product Plenity from prescription to over-the-counter status by the FDA; (iv) the signing of a definitive agreement with the Initial Investor for the acquisition of all of the outstanding shares and equity and equity-based instruments of the Company by the Initial Investor; and (v) other commercially reasonable customary conditions, such as the bring-down of representations and warranties and the delivery of officers’ certificates with respect to customary matters, that are consistent with the Term Sheet.

(b) Section 1(g) of the Agreement is hereby amended and restated in its entirety as follows:

“Closing” shall mean the Initial Closing, the Second Closing or any Additional or Subsequent Closing.

(c) Section 1(m) of the Agreement is hereby amended and restated in its entirety as follows:

“Company Conversion Conditions” shall mean (i) the consummation of a Qualified Financing, (ii) the average of the Last Reported Sale Price for the immediately preceding five Scheduled Trading Days being greater than or equal to 300% of the Conversion Price and (iii) the registration statement registering for resale Conversion Shares pursuant to Section 12 below shall have been declared effective by the Securities Exchange Commission.

(d) Section 1(o) of the Agreement is hereby amended and restated in its entirety as follows:

“Conversion Price” shall mean, (i) with respect to each Initial Note, $0.2744, (ii) with respect to each Additional Note issued in the First Issuance of Additional Notes, $0.0182 and (iii) with respect to each Additional Note issued after the First Issuance of Additional Notes average of the Last Reported Sale Price for the five Scheduled Trading Days immediately preceding the issuance of such Note, as adjusted from time to time in accordance with Section 11.

(e) Section 1(rr) of the Agreement is hereby amended and restated in its entirety as follows:

“[Reserved.]”

US-DOCS\139956907.10

(f) Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.2 Issuance of Additional Investor Notes.

(a) Upon the satisfaction of the conditions set forth below, the Company shall sell and issue to the Initial Investor, and the Initial Investor shall purchase from the Company additional Notes (the “Additional Notes”) in an aggregate principal amount of up to $5.0 million (the “Aggregate Principal Amount of Additional Notes”).

(b) In return for Consideration in the amount of $2.0 million paid by the Initial Investor, the Company shall sell and issue to the Initial Investor, and the Initial Investor shall purchase Additional Notes in aggregate principal amount of $2.0 million (the “First Issuance of Additional Notes”) on the Second Closing Date (as defined below), which shall reduce the Aggregate Principal Amount of Additional Notes available for future borrowings by such amount.

(c) Upon mutual agreement of the Company and Initial Investor, at any time after the Additional Notes Purchase Conditions are first satisfied (unless otherwise waived by the Initial Investor), in return for Consideration in the amount of up to $3.0 million paid by the Initial Investor, the Company shall sell and issue to the Initial Investor, and the Initial Investor shall purchase from the Company Additional Notes in an aggregate principal amount of up to $3.0 million (each such issuance, a “Subsequent Issuance of Additional Notes”), at one or more closings scheduled for the third Trading Day following the date when the Company and the Initial Investor agree that the Initial Investor shall purchase Additional Notes.”

(g) Section 2.5 of the Agreement is hereby amended and restated in its entirety as follows:

“2.5 Maturity. The maturity date of the Notes shall be July 31, 2023, unless the Notes are earlier converted or redeemed; provided that if the Company receives gross proceeds from the sale of Other Investor Notes of at least $10 million prior to July 31, 2023, the maturity date of the Notes shall be March 31, 2024.”

(h) Section 2.10(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Holder Conversion. The outstanding principal amount of each Note shall be convertible at any time, from time to time, at the option of the holder (“Holder Conversion”), into a number of Conversion Shares equal to (x) the outstanding principal amount of such Note plus accrued and unpaid interest divided by (y) the Conversion Price.”

(i) Section 2.18 of the Agreement is hereby amended and restated in its entirety as follows:

US-DOCS\139956907.10

“2.18 Most Favored Investor. (a) If any Note Party incurs any indebtedness or issues debt instruments, including convertible debt securities or equity-linked debt securities, with terms more favorable to the investors than those set forth in the Notes, including Warrant Coverage, (including, without limitation, a valuation cap and/or discount) prior to conversion, redemption or repayment of the initial Notes and the Additional Notes, the Company shall promptly provide the Initial Investor with written notice thereof, together with a copy of such subsequent security and a description of the terms of such indebtedness or securities (the “MFI Notice”). In the event the Initial Investor determines that the terms of such subsequent security or indebtedness are preferable to the terms of Initial Notes or the Additional Notes or the Warrants (including Warrant Coverage), the Initial Investor shall notify the Company in writing within fifteen (15) days of the receipt of the MFI Notice to the extent the Initial Investor elects to receive the benefit of any such provisions. Promptly after receipt of such written notice from the Initial Investor, the Company agrees to amend the Notes, the Additional Notes and/or the Warrants and/or issue additional Warrants (as contemplated by the definition of “Warrant Coverage”), as applicable, to include the terms set forth in the MFI Notice. For the avoidance of doubt, this Section 2.18 shall not apply with respect to the issuance of warrants on a standalone basis or other than in connection with debt financings by the Company while any Notes are outstanding, and in particular will not include a repricing of the exercise price of the Warrants based on the exercise price of newly issued warrants in such a financing.

(b) If, in connection with any Subsequent Issuances of Additional Notes, the parties agree to terms for such Additional Notes that are more favorable to the Initial Investor than the terms of the Initial Notes or the First Issuance of Additional Notes, then such terms shall apply to all Notes issued under this Agreement.”

(j) Section 3.1 of the Agreement is hereby amended as follows: “Second Closing Date” in subsection (ii) thereof is hereby replaced with “Additional Closing Date”.

(k) Section 3.3 of the Agreement is hereby amended and restated in its entirety as follows:

“3.3 [Reserved.]”

(l) Section 4.2 of the Agreement is hereby amended and restated in its entirety as follows:

“4.2 Additional Closings. The Closing of the purchase of the First Issuance of Additional Notes (the “Second Closing”) shall take place on May 1, 2023 (the “Second Closing Date”). The Closing or Closings of the purchase of any Additional Notes (each an “ Additional Closing”) in return for the Consideration therefor paid by the Initial Investor shall take on such date or dates (each an “Additional Closing Date”) and at such location as shall be mutually agreed upon orally or in writing by the Company and the Initial Investor. At each

US-DOCS\139956907.10

Additional Closing, the Investor shall deliver such Consideration for the Additional Notes to the Company has elected to sell to the Initial Investor at such Closing and the Company shall deliver to the Initial Investor the Additional Notes in return for such Consideration.”

(m) Section 5.2 of the Agreement is hereby amended and restated in its entirety as follows:

“5.2 Authorization. Except for the issuance of the shares of Common Stock issuable in connection with future Qualified Financings, all corporate action has been taken on the part of the Note Parties and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of each of the Note Documents and the sale, issuance and delivery of the Warrants Shares and the Conversion Shares. The Note Parties have taken all corporate action required to make all of the obligations of the Company reflected in the provisions of the Note Documents, the valid and enforceable obligations they purport to be, except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies (collectively, the “Bankruptcy Exceptions”).”

(n) Section 5.5(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) The Conversion Shares and the Warrant Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement, and the terms of Notes or Warrants, as applicable, will be validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the holders of Notes in this Agreement, will be issued in compliance with all applicable federal and state securities laws.”

(o) Section 7.4 of the Agreement is hereby amended and restated in its entirety as follows:

“7.4 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of such Closing.”

(p) Section 8.4 of the Agreement is hereby amended and restated in its entirety as follows:

“8.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.”

US-DOCS\139956907.10

(q) Section 10.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) [Reserved.]”

(q) Section 14.1 of the Agreement is hereby amended and restated in its entirety as follows:

“14.1 Successors and Assigns. The Initial Investor may assign all of its rights and obligations under the Note Documents to an Affiliate without the consent of the Company. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent (i) of the Initial Investor and (ii) the Investor may not assign its rights or obligations under this Agreement without the prior written consent of the Company (other than to an Affiliate) and any transfer or assignment in violation of this section shall be void ab initio. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.”

2.
The First Issuance of Additional Notes. The parties hereto acknowledge and agree that (a) the Company’s entry into this Amendment shall constitute the exercise of the Company’s option to sell and issue to the Initial Investor $2.0 million of Additional Notes to be issued in the First Issuance of Additional Notes and a request from the Company to the Initial Investor that the Initial Investor purchase such Additional Notes and (b) the Initial Investor’s entry into this Amendment shall constitute its waiver of the Additional Notes Purchase Conditions with respect to the First Issuance of Additional Notes. The Additional Notes to be issued in the First Issuance of Additional Notes shall: (x) be issued as a Convertible Senior Secured Promissory Note under the Agreement, and such Additional Notes will be a single class with all Notes, including the Initial Notes, for all purposes under the Agreement, including, without limitation, with respect to waivers, amendments and redemptions; and (y) accrue interest from May 1, 2023.
3.
Additional Warrants. On the Second Closing Date, the Company shall issue Warrants to the Initial Investor as contemplated by Section 3.1 of the Agreement.
4.
Additional Covenant. From and after the Second Closing Date, the Company will regularly consult with the Initial Investor regarding the Company’s budget and any significant payments the Company proposes to make.
5.
Conditions to Closing. As of the Second Closing Date, (i) all applicable conditions under Section 7 of the Agreement have been satisfied by the Note Parties or waived by the Initial Investor and (ii) the Company shall have provided the Initial Investor with a budget for the use of proceeds of the First Issuance of Additional Notes.

US-DOCS\139956907.10

6.
Schedule of Investors. The Schedule of Investors is updated as set forth on Schedule I hereto.
7.
Limitation of Amendment. This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Note Document (as defined in the Security Agreement), or (b) otherwise prejudice any right or remedy which any Investor may now have or may have in the future under or in connection with any Note Document.
8.
Ratification of the Agreement. The Agreement and the other Note Documents are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is a Note Document and shall form a part of the Agreement for all purposes, and every holder of a Note heretofore or hereafter issued and delivered shall be bound hereby.
9.
Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters (including contract law, tort law and matters of fraud) shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
10.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

US-DOCS\139956907.10

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

GELESIS HOLDINGS, INC.:

By: /s/Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, INC.:

By: /s/Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS 2012, INC.:

By: /s/Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

GELESIS, LLC:

By: /s/Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Note and Warrant Purchase Agreement]

ACTIVE/121157758.10

PURETECH HEALTH LLC:

By:/s/ Bharatt Chowrira
Name: Bharatt Chowrira
Title: President

Address for Notices:

PureTech Health LLC

6 Tide Street, Suite 400

Boston, MA 02210

Attention: Legal Department

[Signature Page to Amendment No. 1 to Note and Warrant Purchase Agreement]

ACTIVE/121157758.10

Schedule I

Schedule of Investors

Investor	Total Consideration	Principal Balance of Convertible Senior Secured Notes Purchased
PureTech Health LLC	$5,000,000	$5,000,000
PureTech Health LLC	$2,000,000	$2,000,000

Other Investors	Total Consideration	Principal Balance of Convertible Senior Secured Notes Purchased

1

A-

US-DOCS\139956907.10